UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 100

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02. Unregistered Sales of Equity Securities

As previously disclosed, on August 22, 2013, JetPay Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Flexpoint Fund II, L.P. (“Flexpoint”) pursuant to which the Company agreed to sell to Flexpoint, and Flexpoint agreed to purchase, upon the satisfaction of certain conditions, up to 134,000 shares of Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred”) for an aggregate purchase price of up to $40,000,000. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed on August 23, 2013.

On October 11, 2013 (the “Initial Closing”), the Company issued 33,333 shares of Series A Preferred to Flexpoint for an aggregate of $10,000,000 less certain agreed-upon reimbursable expenses of Flexpoint. The Series A Preferred is convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”). Any holder of Series A Preferred may at any time convert such holder’s shares of Series A Preferred into that number of shares of Common Stock equal to the number of shares of Series A Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. If at any time after the Initial Closing, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”). The conversion price of the Series A Preferred is also subject to downward adjustment in the case of indemnification claims made by Flexpoint against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A Preferred can elect to force conversion of all outstanding shares of Series A Preferred by providing written notice to the Company of such election.

Based upon certain representations of Flexpoint made in the Securities Purchase Agreement, the issuance of the Series A Preferred to Flexpoint was consummated in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

(b) On October 11, 2013, Arthur F. Ryan, a member of the Board, tendered his resignation effective as of October 11, 2013 for personal reasons. Mr. Ryan has served on the Board since February 2011.

(d) Pursuant to the Securities Purchase Agreement and the Certificate of Designation, Flexpoint is entitled to appoint the number of directors proportionate to its percentage ownership of the total number of shares of Common Stock, on an as-converted basis, which such number was two directors as of the Initial Closing. Flexpoint designated Donald J. Edwards and Steven M. Michienzi as its nominees to the Company’s board of directors (the “Board”). The Board appointed Messrs. Edwards and Michienzi to serve as directors on the Board at a meeting of the Board on October 8, 2013, contingent upon the consummation of the Initial Closing. Upon consummation of the Initial Closing, such appointments became effective and Messrs. Edwards and Michienzi became directors on the Board.

Each of Mr. Edwards and Mr. Michienzi is party to an Indemnification Agreement with the Company dated as of October 11, 2013, which such agreements provide Messrs. Edwards and Michienzi with certain indemnification rights in their capacities as members of the Board. The foregoing descriptions of the Indemnification Agreements are qualified in their entirety by reference to the full text of the Indemnification Agreements, a form of which is attached as Exhibit 10.1 hereto and incorporated by reference herein. Other than such agreements, neither Mr. Michienzi nor Mr. Edwards is party to any transaction with the Company in which either has a direct or indirect interest.

Subject to confirmation by the Board, Mr. Michienzi is expected to serve on the Audit Committee of the Board and Mr. Edwards is expected to serve on the Nominating and the Compensation Committees of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On October 11, 2013, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation, effective as of October 11, 2013, establishes and designates the Series A Preferred and the rights, preferences, privileges and limitations thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2013

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer